EXHIBIT 10.34

                               EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (this "Agreement") is entered into by Bowlin Travel Centers, Inc., a Nevada Corporation ("Exchangor"), and DONA ANA TITLE COMPANY, INC., a New Mexico corporation ("Qualified Intermediary/Escrow Agent") based on the following facts:

                                    RECITALS

     A.   Exchangors own the following  described real properties located in Las
Cruces,   New  Mexico  (which  are  sometimes  referred  to  individually  as  a
"Relinquished Property" and collectively as the "Relinquished Properties"):

          1.   Lot 1 of Farmers Subdivision No. 2 Replat No. 1

     B. Exchangor has entered into the following described agreements (which are sometimes referred to individually as a "Sale Agreement" and collectively as the "Sale Agreements") for the sale of the Relinquished Properties to ("Purchaser"):

          1. An agreement December 2, 2003 for the sale of Lot 1 of Farmers Subdivision No. 2 Replat No. 1; and

     C. Exchangor does not desire to sell the Relinquished Properties in taxable transactions, but desire to transfer such properties to Qualified Intermediary/Escrow Agent in exchange for one or more properties (collectively the "Replacement Property") to be identified by Exchangor within the 45-day period after the closing of the first of the Sale Agreements to close, in a transaction that qualifies as a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

     D. For a fee, as hereinafter stated, Qualified Intermediary/Escrow Agent has agreed to facilitate such an exchange transaction.

     NOW, THEREFORE, IT IS AGREED:

     1.   RELINQUISHED PROPERTIES.

          1.1  TRANSFERS  BY  EXCHANGOR.   Subject  to  the  terms,  conditions,
covenants and agreements herein,

               1.1.1 Exchangor do hereby assign to Qualified Intermediary/Escrow Agent all of their rights in and to the Sale Agreements;

               1.1.2 Prior to the closing of each Sale Agreement, Exchangor shall notify Purchaser that Exchangor has assigned its rights in such Sale Agreement to Qualified Intermediary/Escrow Agent; and

               1.1.3 On the closing of each Sale Agreement, Exchangor shall transfer the Relinquished Property described in such Sale Agreement to Qualified Intermediary/Escrow Agent by warranty deed, subject to matters of record and such Sale Agreement.

          1.2 TRANSFERS BY QUALIFIED INTERMEDIARY/ESCROW AGENT. Qualified Intermediary/Escrow Agent shall, on the closing of each Sale Agreement, convey the Relinquished Property described in such Sale Agreement to Purchaser pursuant to such Sale Agreement.

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          1.3  LIMIT  OF  QUALIFIED   INTERMEDIARY/ESCROW  AGENT'S  OBLIGATIONS.
Qualified Intermediary/Escrow Agent's sole obligation with respect to each Relinquished Property is the obligation to convey it to Purchaser upon the terms and conditions set forth in the Sale Agreement for such Relinquished Property. All of the other obligations imposed upon Exchangor under the Sale Agreements, including liabilities and obligations relating to representations and warranties with respect to the Relinquished Properties, shall continue to be solely the obligations of Exchangor.

     2. SALES PROCEEDS. Qualified Intermediary/Escrow Agent shall deposit the net proceeds from the sale of the Relinquished Properties to Purchaser (the "Exchangors' Property Proceeds") into a separate escrow account established by Qualified Intermediary/Escrow Agent (the "Escrow Account") under this Agreement, subject to the following terms:

          2.1 Qualified Intermediary/Escrow Agent shall be the trustee of the Escrow Account. Exchangor shall be the beneficiary of the Escrow Account.

          2.2 The Escrow Account shall be an interest bearing account in a federally insured bank or as otherwise directed in writing by Exchangor.

          2.3 Exchangors' rights to receive, pledge, borrow or otherwise obtain the benefit of the Escrow Account are hereby limited to the circumstances described in paragraph 5 hereof.

          2.4 Exchangor shall be entitled to receive interest earned upon the Escrow Account, but such right shall be limited to the circumstances described in paragraph 5 hereof.

     3.   REPLACEMENT PROPERTY.

          3.1 DESIGNATION. Exchangor shall identify the Replacement Property by delivering to Qualified Intermediary/Escrow Agent, within the "Identification Period," one or more written notices signed by Exchangor unambiguously describing the Replacement Property. The "Identification Period" begins on the closing of the first of the Sale Agreements to close and ends at midnight on the 45th day thereafter. Exchangor may identify up to three (3) different replacement properties, or any number of replacement properties so long as their aggregate fair market value does not exceed two hundred percent (200%) of the fair market value of the Relinquished Properties. Exchangor may revoke any identification of replacement property by delivering to Qualified Intermediary/Escrow Agent, within the Identification Period, written notice signed by Exchangor.

          3.2 ACQUISITION OF REPLACEMENT PROPERTIES. Exchangor shall be solely responsible for negotiating and entering into one or more contracts for the acquisition of the Replacement Property. Prior to the closing of any agreement for the purchase of a Replacement Property, Exchangor shall assign its rights in such agreement to Qualified Intermediary/Escrow Agent. Notice of such assignment shall be given to the seller of the Replacement Property prior to the closing of the purchase of the Replacement Property. Qualified Intermediary/Escrow Agent covenants and agrees to use the Exchangors' Property Proceeds (and any interest earned thereon), and any additional consideration deposited by Exchangor, if any, pursuant to paragraph 4 hereof, for the purpose of acquiring the Replacement Property and in payment of Qualified Intermediary/Escrow Agent's fees and the costs and expenses of acquiring the Replacement Property.

          3.3 TRANSFER OF REPLACEMENT PROPERTY. Qualified Intermediary/Escrow Agent shall, on the date of the closing of its acquisition of any Replacement Property, transfer such Replacement Property to Exchangor by special warranty deed and all other necessary documents.

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     4.   ADDITIONAL  CONSIDERATION.  In the event  that the funds in the Escrow
Account are insufficient to provide for payment in full of the cash required to acquire the Replacement Property identified by Exchangor, Exchangor shall (a) pay to Qualified Intermediary/Escrow Agent such additional amount as may be
required  to  enable   Qualified   Intermediary/Escrow   Agent  to  acquire  the
Replacement Property, in cash or readily available funds; (b) instruct Qualified Intermediary/Escrow Agent to accept the Replacement Property, "subject to" existing encumbrances in an amount determined by Exchangor; (c) instruct Qualified Intermediary/Escrow Agent to incur purchase money indebtedness with Exchangor to be solely liable on the same; or (d) any combination of (a), (b), or (c) as Exchangor determines, it being expressly understood and agreed that Qualified Intermediary/Escrow Agent shall not be liable for any indebtedness assumed or incurred to acquire the Replacement Property.

     5. FAILURE OF EXCHANGE. Notwithstanding anything that may be construed to the contrary herein, Exchangor shall have no right to receive the Escrow Account monies prior to the end of the "Exchange Period" except as provided in this paragraph 5. The "Exchange Period" begins on the closing of the first of the Sale Agreements to close and ends at midnight on the earlier of the 180th day thereafter or the due date (including extensions) for Exchangors' federal income tax return for the taxable year in which the transfer of the first of the Relinquished Properties to be transferred occurs.

          In the event that Exchangor fails to designate the Replacement Property within the Identification Period, then Qualified Intermediary/Escrow Agent, upon written demand from Exchangor, shall pay to Exchangor, in cash or readily available funds, the remaining funds in the Escrow Account at the earliest practicable date.

          In the event that the Replacement Property has been identified within the Identification Period and Exchangor receives all of the Replacement Property to which they are entitled under this Agreement, then Qualified Intermediary/Escrow Agent, upon written demand from Exchangor, shall pay to Exchangor, in cash or readily available funds, the remaining funds, if any, in the Escrow Account at the earliest practicable date.

          In the event that the Replacement Property has been identified within the Identification Period and after the end of the Identification Period there occurs a material and substantial contingency that (a) relates to the deferred exchange, (b) is provided for in writing, and (c) is beyond the control of Exchangor or a related party, then Qualified Intermediary/Escrow Agent, upon written demand from Exchangor, shall pay to Exchangor, in cash or readily available funds, the remaining funds in the Escrow Account at the earliest practicable date.

          Nothing contained herein shall give Exchangor the right to receive, pledge, borrow or otherwise obtain the benefit of the funds in the Escrow Account except as specifically provided for herein. Moreover, this Agreement may not be modified, amended or terminated after the closing of any Sale Agreement to give Exchangor such right.

     6.   REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION BY EXCHANGOR.

          6.1  REPRESENTATIONS  AND WARRANTIES BY QUALIFIED  INTERMEDIARY/ESCROW
AGENT.   To  induce   Exchangor   to  enter  into  this   Agreement,   Qualified
Intermediary/Escrow Agent represents and warrants the following:

               6.1.1 Qualified Intermediary/Escrow Agent has the authority to enter into this Agreement and to perform the obligations to be performed by it hereunder, and this Agreement is valid and binding upon it in accordance with its terms.

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

               6.1.2 To the best of Qualified Intermediary/Escrow Agent's knowledge, it is not a "disqualified person" (as defined in Treasury Regulation
Section 1.1031(k)-1(k)) with respect to Exchangor. Qualified Intermediary/Escrow Agent makes no representation or warranty of any kind to Exchangor concerning the federal income tax aspects of the exchange transaction provided for herein.

          6.2 REPRESENTATIONS AND WARRANTIES BY EXCHANGOR. To induce Qualified Intermediary/Escrow Agent to enter into this Agreement, Exchangor represents and warrants the following:

               6.2.1 Exchangor has the authority to enter into this Agreement and to perform the obligations to be performed by Exchangor hereunder, and this Agreement is valid and binding upon Exchangor in accordance with its terms.

               6.2.2 Exchangor has sought their own independent tax advice and are entering into this Agreement based upon such independent advice and upon their own judgment.

          6.3 INDEMNIFICATION. Exchangor do hereby indemnify and agree to save Qualified Intermediary/Escrow Agent harmless from all loss, liability, expense or damage (except resulting from Qualified Intermediary/Escrow Agent's gross negligence or wrongful acts) incurred by Qualified Intermediary/Escrow Agent as a result of participating in the exchange herein provided for, including any loss, liability or expense arising out of the claims of Purchaser or any third party and any loss or claim as a result of damages to the Relinquished Properties at the time of conveyance to Purchaser, and including reasonable attorneys' fees and costs of any litigation incurred defending any such claims (as well as, without limitation, any declaratory judgment or interpleader brought by Qualified Intermediary/Escrow Agent based on the advice of its own counsel if necessary in its reasonable opinion to respond to conflicting demands or due to uncertainty as to how to proceed).

     7. FEES. Exchangor shall pay to Qualified Intermediary/Escrow Agent for its services hereunder a minimum fee of $250.00 (plus applicable gross receipts tax) plus, if there is more than one Replacement Property, an additional fee of $125.00 (plus applicable gross receipts tax) for each Replacement Property in excess of one Replacement Property. The minimum fee shall be payable at the closing of the first of the Sale Agreements to close. Any additional fee shall be payable at the closing of the purchase of the Replacement Property to which it is attributable. Qualified Intermediary/Escrow Agent may withhold its fees from the funds in the Escrow Account.

     8.   MISCELLANEOUS.

          8.1 ATTORNEYS' FEES. In the event legal action is commenced to enforce or interpret, or for breach of, any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party costs and expenses incurred, including, but not limited to, reasonable attorneys' fees, in addition to all other relief and remedies to which the prevailing party may be entitled.

          8.2 HEADINGS AND COUNTERPARTS. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          8.3 SURVIVAL OF PROVISIONS. The covenants and agreements of this Agreement shall survive any closing and the doctrine of merger shall not apply to this transaction.

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

          8.4 MODIFICATION. No amendment of this Agreement shall be valid unless reduced to writing and executed by the parties hereto.

          8.5 BINDING EFFECT. All terms and conditions herein shall be binding upon the heirs, personal representatives and successors in interest of the parties hereto.

          8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Mexico. Time is of the essence with respect to any covenant or obligation imposed by this Agreement.

          8.7 ENTIRE AGREEMENT. The foregoing constitutes the entire agreement between the parties and all prior or contemporaneous negotiations and/or understandings are superseded and merged herewith.

          8.8 FURTHER DOCUMENTATION. Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

          8.9 IRS FORMS. If required by Qualified Intermediary/Escrow Agent to do so, Exchangor shall execute and deliver to Qualified Intermediary/Escrow Agent an affidavit that Exchangor are not "foreign persons" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and setting forth Exchangors' United States taxpayer identification numbers.

          8.10 DIRECT DEEDING. Notwithstanding anything that may be construed to the contrary herein, Qualified Intermediary/Escrow Agent (pursuant to its powers and authority to acquire and direct the transfer of title as to either the Relinquished Properties or Replacement Property) may, at its sole discretion, direct the transfer of the Relinquished Properties or the Replacement Property, or all of them, to occur by direct deeds without actual title by deed going through Qualified Intermediary/Escrow Agent.

          8.11 RESIGNATION. Qualified Intermediary/Escrow Agent shall have the right to resign as Qualified Intermediary/Escrow Agent under this Agreement upon giving Exchangor 10 days written notice of its intent to resign. Exchangor shall then identify to Qualified Intermediary/Escrow Agent an acceptable successor Qualified Intermediary/Escrow Agent and Qualified Intermediary/Escrow Agent, after deduction of any fees due, shall deliver, convey, and assign all rights and obligations herein, together with all funds or documents held pursuant to the terms hereof, to such successor Qualified Intermediary/Escrow Agent and, after such assignment, conveyance, and delivery, and acceptance by such successor, Qualified Intermediary/Escrow Agent shall be relieved of any further liability or obligations herein.

          8.12 NOTICE.

               Bowlin Travel Centers, Inc.
               Box 1409
               Las Cruces, New Mexico  88047

               Notice to Qualified Intermediary/Escrow Agent shall be given to:

               Dona Ana Title Company, Inc.
               425 B South Telshor
               Las Cruces, New Mexico 88011

Notice shall be effective upon the earlier of (1) receipt or (2) 3 days from the date of mailing, if sent by certified or registered mail, return receipt requested.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates specified below. The effective date of this Agreement shall be the later of said dates.

                          EXCHANGORS:  /S/ MICHAEL L. BOWLIN
                                       -----------------------------------------
                                       Bowlin Travel Centers, Inc.

                                       Date:  March 24, 2004



                          QUALIFIED INTERMEDIARY/ESCROW AGENT:

                          DONA ANA TITLE COMPANY, INC., a New Mexico corporation


                                       By:  /S/ SCOTT M. ADDISON, CEO
                                            ------------------------------------

                                       Date:  March 24, 2004


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